EXHIBIT 10.1


                     AMENDMENT NO. 1 TO INVESTMENT AGREEMENT

                  AMENDMENT NO. 1 (this "Amendment") dated as of December 2, 2002 to the Investment Agreement (as defined below) between CRIIMI MAE INC., a Maryland corporation (the "Company") and BRASCAN REAL ESTATE FINANCIAL INVESTMENTS LLC, a Delaware limited liability company (the "Investor").


                                   WITNESSETH:

                  WHEREAS the Company and the Investor are parties to an Investment Agreement, dated as of November 14, 2002 (the "Investment Agreement"); and

                  WHEREAS the Company and the Investor desire to amend the Investment Agreement.

                  NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Section 1. Amendment. The Investment Agreement is hereby amended as follows:

(a) Sections 4.2(l), 8.1(f) and 8.9 of the Investment Agreement are hereby amended by deleting the references therein to "December 4, 2002" and replacing each such reference with "December 11, 2002".

(b) Section 7.5 of the Investment Agreement is hereby amended by deleting from the first sentence of such section the phrase "the second Business Day prior to the Due Diligence Termination Date" and replacing it with "December 5, 2002".

Section 2.        Reference to and Effect in the Investment Agreement.

(a) Upon the date hereof, each reference in the Investment Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Investment Agreement shall mean and be a reference to the Investment Agreement as amended hereby.

(b) Except as specifically amended above, the Investment Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of either party to the Investment Agreement.

Section 3. Representations and Warranties of the Company. The Company warrants and represents as follows:

(a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has the necessary corporate power and authority to execute, deliver and perform this Amendment.

(b) Authority. The execution, delivery and performance of this Amendment by the Company has been duly and validly authorized by the board of directors of the Company and by all other necessary corporate action on the part of the Company. This Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

Section 4. Representations and Warranties of the Investor. The Investor warrants and represents as follows:

(a) Organization, Standing and Power. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has the necessary power and authority to execute, deliver and perform this Amendment.

(b) Authority. The execution, delivery and performance of this Amendment by the Investor has been duly and validly authorized by all necessary action on the part of the Investor. This Amendment constitutes the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

Section 5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

Section 6. Headings. The descriptive headings of the sections of this Amendment are for convenience only and do not constitute a part of this Amendment.

Section 7. Counterparts. This Amendment may be executed in one or more counterparts and by different parties in separate counterparts. All such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

Section 8. Remedies; Waiver. All rights and remedies existing under this Amendment are cumulative to, and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

Section 9. Severability. Any invalidity, illegality or unenforceability of any provision of this Amendment in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provisions in any other jurisdiction. The Company and the Investor shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

                              BRASCAN REAL ESTATE FINANCIAL INVESTMENTS LLC

                              By: BRASCAN REAL ESTATE FINANCIAL PARTNERS LLC, its Managing Member


                              /s/Barry Blattman
                              -------------------------------------------
                              Name:  Barry Blattman
                              Title:  President

                              CRIIMI MAE INC.



                              /s/William B. Dockser
                              -----------------------------------
                              Name:   William B. Dockser
                              Title:  Chairman